EXHIBIT 99.1

Certification

Pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Each of the undersigned officers of First Albany Companies Inc, a New York corporation (the "Company"), does hereby certify to such officer's knowledge that:

The Annual Report on Form 10-K for the year ended December 31, 2002 (the "Form 10-K") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to First Albany Companies, Inc and will be retained by First Albany Companies, Inc and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: March 20, 2003	|s| GEORGE C. MCNAMEE
George C. McNamee
Co-Chief Executive Officer

Dated: March 20, 2003	|s| ALAN P. GOLDBERG
Alan P. Goldberg
Co-Chief Executive Officer

Dated: March 20, 2003	|s| STEVEN R. JENKINS
Steven R. Jenkins
Chief Financial Officer